SECOND AMENDMENT TO
EXPENSE LIMITATION AGREEMENT

ABSOLUTE SHARES TRUST

This Amendment is made and entered into effective as of August 5, 2015, by and between the funds listed on Schedule A (each, a “Fund” and, collectively, the “Funds”), each a series of shares of Absolute Shares Trust, a Delaware statutory trust (the “Trust”) and WBI Investments, Inc., a New Jersey corporation (the “Sub-Advisor”).

WHEREAS, the Trust and the Sub-Advisor entered into that certain Expense Limitation Agreement dated as of August 1, 2014 (the “Expense Limitation Agreement”);

WHEREAS, the Trust and the Sub-Advisor desire to amend Schedule A to the Expense Limitation Agreement to extend the Limit Expiration Date applicable to each Fund to October 31, 2016.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree the Schedule A to the Expense Limitation Agreement be, and it hereby is, amended and replaced with Schedule A hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ABSOLUTE SHARES TRUST,
ON BEHALF OF THE FUNDS

/s/ Don Schreiber Jr.
By: Don Schreiber Jr.
Title: President

WBI INVESTMENTS, INC.

/s/ Matthew Schreiber
By: Matthew Schreiber
Title: President

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SCHEDULE A

Funds and Operating Expense Limits

Amended as of August 5, 2016

(reflects name changes intended to go into effect as of October 31, 2015)

Fund	Operating Expense Limit	Limit Expiration
WBI Tactical SMG Shares (f/k/a WBI SMID Tactical Growth Shares)	1.25%	October 31, 2016
WBI Tactical SMV Shares (f/k/a WBI SMID Tactical Value Shares )	1.25%	October 31, 2016
WBI Tactical SMY Shares (f/k/a WBI SMID Tactical Yield Shares)	1.25%	October 31, 2016
WBI Tactical SMS Shares (f/k/a WBI SMID Tactical Select Shares)	1.25%	October 31, 2016
WBI Tactical LCG Shares (f/k/a WBI Large Cap Tactical Growth Shares)	1.25%	October 31, 2016
WBI Tactical LCV Shares (f/k/a WBI Large Cap Tactical Value Shares)	1.25%	October 31, 2016
WBI Tactical LCY Shares (f/k/a WBI Large Cap Tactical Yield Shares)	1.25%	October 31, 2016
WBI Tactical LCS Shares (f/k/a WBI Large Cap Tactical Select Shares	1.25%	October 31, 2016
WBI Tactical Income Shares	1.25%	October 31, 2016
WBI Tactical High Income Shares	1.25%	October 31, 2016
WBI Tactical Rotation Shares	1.25%	October 31, 2017

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